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                                                                       EX 10.3

               SETTLEMENT AGREEMENT AND GENERAL RELEASE OF CLAIMS

         This Settlement Agreement and General Release of Claims ("Release"), with an effective date of October 29, 1999, is entered into by and among Edwin
F. Dibble, an individual (the "Employee"), and Willis Lease Finance Corporation, a corporation, and Willis Aeronautical Services, Inc., a corporation, (collectively hereinafter "the Company") (hereinafter, the Employee and the Company may sometimes be referred to collectively as "the Parties"), and is based upon the following:

                                    RECITALS

         WHEREAS, Employee has been employed by the Company since 1994;

         WHEREAS, Employee entered into an Employment Agreement with Willis Aeronautical Services, Inc., effective January 1, 1997, as well as a First Amendment to said Employment Agreement, which was entered into on July 28, 1997, and effective January 1, 1998;

         WHEREAS, Employee and the Company have concluded that it would be in the best interests of all concerned for Employee to leave his employment with the Company to pursue other interests;

         WHEREAS, the Parties wish to permanently resolve all claims that exist or may exist in the future arising out of Employee's relationship with the Company, his employment with the Company, and his resignation therefrom, and the Parties desire to formalize the terms of their agreement in this Release, which, by its own terms, will supersede the Employment Agreement and First Amendment to Employment Agreement referred to above;

         NOW, THEREFORE, in consideration of the premises and promises contained herein, and the payments described below, the Parties agree as follows:



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                                    AGREEMENT

         1. RESIGNATION. Employee has resigned his employment with the Company, effective September 30, 1999.

         2. SEPARATION PAYMENT. The Company agrees that it when it receives the fully executed original of this Release and the revocation period set forth in paragraph 23 has expired, it shall provide Employee with a check in the gross amount of One Hundred Fifty Thousand Dollars ($150,000.00) (representing ten
(10) months of separation pay commencing October 1, 1999, two months of which have already been paid, based upon an annual salary rate of $225,000.00) made payable to Employee, less customary employee withholdings. The Employee acknowledges and agrees that apart from the other consideration specifically described in this Release, Employee has received all compensation from the Company to which he is entitled, including bonuses, sick pay or vacation pay, incentives, salary, reimbursement for expenses, or any other form of compensation.

         3. RELOCATION REIMBURSEMENT. The Company will provide Employee with a check in the amount of Fifty Thousand Dollars ($50,000.00) representing reimbursement for relocation expenses. The Company will issue an IRS Form 1099 in connection with this payment.

         4. STOCK VESTING. Employee agrees that his rights to continued vesting under the Company's 1996 Stock Option/Stock Issuance Plan terminated on September 30, 1999. Employee will be entitled to exercise options on 40,000 shares of Company stock (30,000 at an option price of $8.00 per share, and 10,000 at an option price of $14.00 per share), which options are vested, but unexercised, and Employee must exercise these options no later than March 31, 2000 or the options terminate.

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         5. COBRA BENEFITS. The Company shall reimburse Employee for the cost of continuation of the medical and dental insurance coverage presently received by Employee under COBRA for the period up to and including July 31, 2000. The Company will provide Employee with a check in the gross amount of $1,933.58, representing the cost of these COBRA payments. Employee understands that he is responsible for transmitting the appropriate payments each month under the terms of COBRA. In the event Employee elects to continue receiving these benefits under COBRA after July 31, 2000, Employee understands that he will be responsible for making these payments himself.

         6. NO ADMISSION OF LIABILITY. Employee and the Company enter into this Release for the sole purpose of avoiding the time and expense involved in possible litigation. This Release shall in no way be construed as an admission by the Company, or any of the Releasees (as defined in paragraph 7 below) of any wrongful conduct with respect to employee or any other person, or that employee has any rights whatsoever against the Company, or any of the Releasees.

         7. RELEASE OF CLAIMS. As a material inducement to the Company to enter into this Release, Employee hereby irrevocably and unconditionally releases, acquits and forever discharges the Company, and all of its current and former parents, subsidiaries, affiliates, divisions, successors, predecessors, related corporate entities, assigns, owners, stockholders, partners, directors, officers, employees, agents, representatives, attorneys and all persons acting by, through, under or in concert with any of them (collectively "the Releasees"), from any and all charges, complaints (including, but not limited to, complaints arising under the Federal Age Discrimination in Employment Act of 1967, the California Labor Code, the Civil Rights Act of 1991, and Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1886,

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the California Fair Employment and Housing Act, the Americans with
Disabilities Act, the Unruh Act and the National Labor Relations Act), claims, liabilities, obligations, promises, agreements, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs) actually incurred of any nature whatsoever, known or unknown, suspected or unsuspected which Employee now has, owns or holds, or claims to have, own or hold, or which Employee at any time heretofore had, owned or held, or claimed to have had, owned or held, or which Employee at any time hereafter may have, own or hold, or claim to have, own or hold, against any of the Releasees relating to any event, act or omission that has occurred as of the date of this Release.

         8. COVENANT NOT TO SUE. Employee represents that he had not filed any complaints, charges or lawsuits against any of the Releasees; that he will not file any complaint, charge or lawsuit against any of the Releasees at any time hereafter for any event occurring prior to the date of this Release; and that if any agency or court assumes jurisdiction of any complaint, charge or lawsuit against any of the Releasees, Employee will request that the matter be dismissed with prejudice.

         9. WAIVER OF CIVIL CODE SECTION 1542. Employee expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of the State of California, and does so understanding and acknowledging the significance and consequence of such specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California provides as follows:

            SECTION 1542. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE


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            MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Releasees, Employee expressly acknowledges that this Release is intended to include in its effect, without limitation, all claims which he does not know or suspect to exist in his favor at the time of execution hereof, and that this Release contemplates the extinguishment of any such claim or claims.

         10. NO PRIOR ASSIGNMENT. Employee represents that he has not heretofore assigned or transferred, or purported to have assigned or transferred, to any person or entity, any claim or any portion thereof, or any interest therein, and agrees to indemnify, defend and hold Releasees harmless from and against any and all claims, based on or arising out of any such assignment or transfer, or purported assignment or transfer of any claims or any portion thereof or interest therein.

         11. CONSTRUCTION OF RELEASE. This Release is the product of negotiations between counsel for the respective Parties. As such, the language of all parts of this Release shall be construed as a whole, according to its fair meaning, and not strictly for or against any of the Parties. It is agreed that this Release shall be construed with the understanding that both Parties were responsible for drafting it.

         12. BINDING EFFECT. This Release shall be binding upon Employee and upon his heirs, spouse, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of Releasees and each of them, and to their heirs, administrators, representatives, executors, successors and assigns.

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         13. CALIFORNIA LAW. This Release is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of the State of California. Venue shall be in San Diego County.

         14. CONFIDENTIALITY. Employee agrees that he will keep the terms and substance of this Release completely confidential, including the terms and substance of any part of the settlement discussions leading to the preparation of this Release; provided, however, the disclosure is permitted only to (a) Employee's accountants, tax advisors or attorneys who provide advice to Employee and who reasonably must be informed of the terms of this Release; (b) as may be required by law; or (c) as may be required to enforce the terms of this Release. Employee further understands that this confidentiality pledge is a material term of this Release, but for which the Company would not have entered into it.

         15. NONDISPARAGEMENT. The Company and Employee both agree that neither will do or say anything to disparage the other. In addition, and subject to the terms set forth in paragraph 16 below, the Company and Employee agree that neither will do anything to improperly disrupt, interfere, impair or damage the respective business of the other.

         16. OBLIGATIONS CONCERNING COMPANY PROPRIETARY INFORMATION. The Company and Employee acknowledge that nothing in this Release precludes Employee from working in the aviation industry following his departure from the Company. Employee agrees that he has an ongoing obligation to refrain from using or disclosing Company trade secrets, confidential and proprietary information in the pursuit of any future business endeavor, or at all. The Company and Employee also acknowledge that the restrictions on the use or disclosure of Company trade secrets, confidential and proprietary information shall not apply to any information that the Employee can document was:

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         A.  Independently developed by the Employee prior to his employment with the Company;

         B. In the public domain without breach of this Release and through no fault of the Employee; or

         C. Required to be disclosed to any state, federal or industry regulatory authority.

         It shall not be a violation of this paragraph 16 if Employee gives notice to a company or companies that are doing or have done business with the Company indicating that Employee has left the employ of the Company and, on their own, the company or companies initiate contact with the Employee for the purpose of doing business with the Employee. This exception to the restrictions described generally in paragraph 16 is expressly subject to the provisions of paragraph 15 above.

         17. ENTIRE AGREEMENT. This Release sets forth the entire agreement between the Parties hereto and fully supersedes any and all prior agreements or understandings between the Parties hereto pertaining to the subject matter hereof, including, without limitation, the Employment Agreement effective January 1, 1997, and the First Amendment to Employment Agreement, which was effective as of January 1, 1998.

         18. ATTORNEYS' FEES. The parties to this Release understand that each party is responsible for bearing its own costs and attorneys' fees incurred in connection with the preparation and negotiation of this Release, and all matters or events occurring up to the date of this Release.

         19. MANDATORY ARBITRATION TO RESOLVE DISPUTES. In the event of a dispute concerning application, interpretation or enforcement of any provision of aspect of this Release, the parties agree that any such dispute shall be submitted to final and binding arbitration in lieu of

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proceeding before a state or federal agency or court. Such arbitration will take place in the County of San Diego, California, and shall be conducted by an arbitrator mutually agreed upon between the parties from a panel of 11 arbitrators from JAMS/Endispute's San Diego offices. The arbitration will be conducted in accordance with JAMS/Endispute's rules governing commercial arbitrations then in effect. The parties further agree that, notwithstanding any JAMS/Endispute rule to the contrary, the arbitrator shall be vested with discretion and authority to award the prevailing party the costs and expenses incurred in connection with the arbitration, including reasonable attorneys' fees.

         20. SEVERABILITY. If any provision of this Release is determined to be invalid or unenforceable, all of the other provisions shall remain valid and enforceable notwithstanding, unless the provision found to be unenforceable is of such material effect that the Release cannot be performed in accordance with the intent of the Parties in the absence thereof.

         21. COUNTERPARTS AND FACSIMILES. This Release may be signed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement. Facsimile signatures on this Release shall be deemed to be original signatures.

         22. MODIFICATIONS IN WRITING. This Release shall not be altered, amended or modified except in a writing signed by Employee and the President of the Company.

         23. REVOCATION RIGHT. Employee hereby acknowledges he has twenty-one
(21) days within which to review and consider this Release before signing it, although he is not required to wait the entire twenty-one (21) days before signing. Employee has also been advised of his right to consult with an attorney of his choice prior to executing this Release. Employee further acknowledges that he has seven (7) days after signing this Release within which to revoke it should he elect to do so. Any such written revocation shall be sent to the Director of Human

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Resources, 2320 Marinship Way, Suite 300, Sausalito, CA 94965. Employee
further understands that this Release shall become effective and enforceable upon the expiration of the seven (7) calendar days following the date in which Employee executes this Release.

         PLEASE READ CAREFULLY. THIS RELEASE INCLUDES A RELEASE OF ALL KNOWN OR UNKNOWN CLAIMS.

                                EMPLOYEE

Dated:                          By
      ---------------------        ----------------------------------------
                                             EDWIN F. DIBBLE

                                WILLIS LEASE FINANCE CORPORATION and
                                WILLIS AERONAUTICAL SERVICES, INC.

Dated:                          By
      ----------------------       ----------------------------------------
                                             DONALD A. NUNEMAKER

                                Executive Vice-President
                                Willis Aeronautical Services, Inc.

                                and

                                Executive Vice-President, Chief Administrative Officer, Willis Lease Finance Corporation




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